THIRD QUARTER 2015

Supplemental Information Package

American Homes 4 Rent

Table of Contents

Summary
Earnings Press Release	3
Fact Sheet	7

Financial Information
Consolidated Statements of Operations	8
FFO and Core FFO attributable to common share and unit holders	9
Initially Leased Property NOI and Core NOI	10
Consolidated Balance Sheets	11
Debt Summary	12
Capital Structure	13

Property Information
Same-Home Results—Quarterly Comparisons	14
Same-Home Results—Year-to-Date Comparisons	15
Top 20 Markets Summary	16
Leasing Performance	17
Acquisition, Renovation and Initial Leasing Rates	18

Other Information
Top 20 Markets Home Price Appreciation Trends	19

Definitions and Reconciliations
Defined Terms	20
Reconciliation of Non-GAAP Financial Measures	22

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Third Quarter 2015 Financial and Operating Results
AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2015.
Highlights

•
Core Funds from Operations attributable to common share and unit holders (“Core FFO attributable to common share and unit holders”) (as defined) for the third quarter of 2015 was $49.3 million, or $0.19 per FFO share and unit, which represents a 28.3% increase, compared to $38.5 million, or $0.15 per FFO share and unit, for the same period in 2014.

•	Core Net Operating Income from Same-Home properties increased 10.7% and 7.1% year over year for the three and nine months ended September 30, 2015, respectively.

•
Maintained solid leasing performance with total and stabilized portfolio leasing percentages of 92.8% and 95.4%, respectively, as of September 30, 2015, which was supported by a strong tenant renewal rate of 74.4% for the third quarter of 2015.

•
Net Operating Income from initially leased properties (“Initially Leased Property NOI”) for the quarter ended September 30, 2015, was $87.2 million, a 46.6% increase from $59.4 million for the quarter ended September 30, 2014.

•	Total portfolio increased by 886 homes to 38,377 as of September 30, 2015, from 37,491 as of June 30, 2015.

•
Completed securitization transaction in September 2015, which raised gross proceeds of $477.7 million, with a duration-adjusted weighted average coupon rate of 4.36% for a 30 year term, with an anticipated repayment date of 10 years.

•	Authorized share repurchase program to repurchase up to $300.0 million of our outstanding Class A common shares.

•	Repurchased 3.4 million of our outstanding Class A common shares for a total price of $53.7 million.

“The Company’s continued focus on its strategic and operating initiatives has resulted in sequential quarter growth in Core FFO of 8.9%,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We achieved another quarter of strong leasing performance, with stabilized leased percentage at 95.4%, and captured a further acceleration in year over year Same-Home quarterly Core NOI growth to 10.7%. We remain confident in our ability to maximize operating performance as we continue to stabilize our portfolio and execute our strategy to drive value for our shareholders.”
Third Quarter 2015 Financial Results
Total revenues increased 56.4% to $172.6 million for the third quarter of 2015 from $110.4 million for the third quarter of 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 35,260 homes for the third quarter of 2015, compared to 24,763 homes for the third quarter of 2014.
Core Net Operating Income from Same-Home properties increased 10.7% to $49.6 million for the third quarter of 2015, compared to $44.8 million for the third quarter of 2014. This increase was primarily due to higher average occupancy levels, rental rate growth and a reduction in property operating expenses.
Initially Leased Property NOI increased 46.6% to $87.2 million for the third quarter of 2015, compared to $59.4 million for the third quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $49.3 million, or $0.19 per FFO share and unit, for the third quarter of 2015, compared to $38.5 million, or $0.15 per FFO share and unit, for the third quarter of 2014.
Net loss totaled $19.9 million for the third quarter of 2015, compared to a net loss of $12.8 million for the third quarter of 2014.

American Homes 4 Rent

Earnings Press Release (continued)
Year-to-Date 2015 Financial Results
Total revenues increased 62.4% to $458.0 million for the nine-month period ended September 30, 2015, from $282.0 million for the nine-month period ended September 30, 2014. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 32,488 homes for the nine-month period ended September 30, 2015, compared to 21,880 homes for the nine-month period ended September 30, 2014.
Core Net Operating Income from Same-Home properties increased 7.1% to $96.7 million for the nine-month period ended September 30, 2015, compared to $90.3 million for the nine-month period ended September 30, 2014. This increase was primarily due to higher average occupancy levels and rental rate growth, partially offset by an increase in property operating expenses, which was driven by higher property taxes.
Initially Leased Property NOI increased 51.3% to $247.8 million for the nine-month period ended September 30, 2015, compared to $163.8 million for the nine-month period ended September 30, 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $136.5 million, or $0.51 per FFO share and unit, for the nine-month period ended September 30, 2015, compared to $101.8 million, or $0.42 per FFO share and unit, for the nine-month period ended September 30, 2014.
Net loss totaled $36.6 million for the nine-month period ended September 30, 2015, compared to a net loss of $23.1 million for the nine-month period ended September 30, 2014.
Initially Leased Property NOI, FFO attributable to common share and unit holders and Core FFO attributable to common share and unit holders are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.
Portfolio
As of September 30, 2015, the Company had 35,617 leased properties, an increase of 714 properties from June 30, 2015. As of September 30, 2015, the leased percentage on stabilized properties was 95.4%, compared to 95.8% as of June 30, 2015.
Investments
During the third quarter of 2015, the Company’s total portfolio grew by 886 homes to 38,377 homes as of September 30, 2015, compared to 37,491 homes as of June 30, 2015.
Capital Activities and Balance Sheet
In September 2015, the Company raised $477.7 million in gross proceeds through the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 4,125 homes transferred to an affiliate from the Company's portfolio of single-family properties. The offering had a duration-adjusted weighted coupon rate of 4.36% for a 30 year term, with an anticipated repayment date after 10 years.
In September 2015, the Company announced a share repurchase program authorizing us to repurchase up to $300.0 million of our outstanding Class A common shares from time to time in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status. During the third quarter of 2015, we repurchased 3.4 million of our outstanding Class A common shares for a total price of $53.7 million.

American Homes 4 Rent

Earnings Press Release (continued)
As of September 30, 2015, the Company had total outstanding debt of $2.6 billion with a weighted-average interest rate of 3.85% and a weighted-average term to maturity of 16.2 years. The Company’s $800.0 million credit facility, which bears interest at LIBOR plus 275 basis points, had no outstanding balance at the end of the quarter.
Additional Information
A copy of the Company’s Third Quarter 2015 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, November 6, 2015, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2015, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, November 20, 2015, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay passcode number 13623526#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2015, we owned 38,377 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single-family homes and to experience high tenant retention and rental rate increases. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Earnings Press Release (continued)
Non-GAAP Financial Measures
This press release and the Third Quarter 2015 Supplemental Information Package include FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Initially Leased Property NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income / (loss) or net cash flows from operating activities, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Third Quarter 2015 Supplemental Information Package.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except share, per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2015	2014	2015	2014
Operating Data
Rents from single-family properties	$148,815	$104,210	$407,313	$266,842
Fees from single-family properties	$2,146	$1,529	$5,681	$4,776
Tenant charge-backs	$19,881	$4,282	$40,215	$9,310
Total revenues from single-family properties	$170,842	$110,021	$453,209	$280,928
Total revenues	$172,613	$110,393	$457,989	$281,975
Leased property operating expenses	$83,682	$50,583	$205,435	$117,148
Initially Leased Property NOI	$87,160	$59,438	$247,774	$163,780
Initially Leased Property NOI margin	51.0%	54.0%	54.7%	58.3%
Initially Leased Property Core NOI margin	58.6%	57.3%	60.7%	61.3%
G&A expense as % of total revenues	3.5%	4.8%	4.0%	5.7%
Annualized G&A expense as % of total assets	0.35%	0.38%	0.35%	0.39%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.15	$0.10	$0.46	$0.32
Core FFO attributable to common share and unit holders	$0.19	$0.15	$0.51	$0.42

	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Selected Balance Sheet Information - end of period
Single-family properties, net	$6,267,464	$6,162,148	$6,037,355	$5,710,671	$5,117,743
Total assets	$6,965,816	$6,686,962	$6,576,550	$6,227,351	$5,536,344
Outstanding borrowings under credit facility	$—	$177,000	$45,000	$207,000	$82,000
Asset-backed securitizations	$2,536,192	$2,063,663	$2,068,389	$1,519,390	$993,058
Secured note payable	$50,980	$51,200	$51,417	$51,644	$—
Total liabilities	$2,950,684	$2,577,099	$2,436,856	$2,057,757	$1,349,487
Total equity capitalization	$4,672,546	$4,707,338	$4,840,764	$4,967,461	$4,916,539
Total market capitalization	$7,259,718	$6,999,201	$7,005,570	$6,745,495	$5,991,597
NYSE AMH Class A common share closing price	$16.08	$16.04	$16.55	$17.03	$16.89

Portfolio Data - end of period
Occupied single-family properties	35,232	34,293	30,185	27,528	25,724
Executed leases for future occupancy	385	610	998	722	437
Total leased single-family properties	35,617	34,903	31,183	28,250	26,161
Single-family properties in acquisition process	149	184	371	384	611
Single-family properties being renovated	661	502	1,492	2,502	1,719
Single-family properties being prepared for re-lease	283	355	838	630	295
Vacant single-family properties available for re-lease	1,389	1,116	1,008	1,305	1,442
Vacant single-family properties available for initial lease	232	387	1,661	1,502	610
Single-family properties held for sale	46	44	35	26	39
Total single-family properties	38,377	37,491	36,588	34,599	30,877
Total stabilized properties	36,934	36,042	32,987	29,961	27,331
Total leased percentage	92.8%	93.1%	85.2%	81.6%	84.7%
Total occupancy percentage	91.8%	91.5%	82.5%	79.6%	83.3%
Stabilized leased percentage	95.4%	95.8%	93.4%	92.8%	94.1%
Stabilized occupancy percentage	94.3%	94.1%	90.4%	90.5%	92.4%
Quarterly lease retention rate	66.0%	69.2%	68.1%	66.6%	68.4%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C preferred share	$0.34	$0.34	$0.34	$0.34	$0.34

American Homes 4 Rent

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2015	2014	2015	2014
Revenues:
Rents from single-family properties	$148,815	$104,210	$407,313	$266,842
Fees from single-family properties	2,146	1,529	5,681	4,776
Tenant charge-backs	19,881	4,282	40,215	9,310
Other	1,771	372	4,780	1,047
Total revenues	172,613	110,393	457,989	281,975

Expenses:
Property operating expenses
Leased single-family properties	83,682	50,583	205,435	117,148
Vacant single-family properties and other	2,522	3,885	12,950	18,770
General and administrative expense	6,090	5,291	18,497	16,068
Interest expense	23,866	5,112	61,539	10,502
Noncash share-based compensation expense	913	751	2,343	1,895
Acquisition fees and costs expensed	4,153	14,550	14,297	15,921
Depreciation and amortization	67,800	44,855	180,685	118,311
Total expenses	189,026	125,027	495,746	298,615

Remeasurement of Series E units	(525)	3,588	3,456	(4,112)
Remeasurement of preferred shares	(3,000)	(1,750)	(2,300)	(2,348)

Net loss	(19,938)	(12,796)	(36,601)	(23,100)

Noncontrolling interest	3,109	3,382	10,795	11,214
Dividends on preferred shares	5,569	5,569	16,707	13,359

Net loss attributable to common shareholders	$(28,616)	$(21,747)	$(64,103)	$(47,673)

Weighted-average shares outstanding–basic and diluted	211,414,368	202,547,677	211,460,840	191,251,638

Net loss attributable to common shareholders per share–basic and diluted	$(0.14)	$(0.11)	$(0.30)	$(0.25)

American Homes 4 Rent

FFO and Core FFO Attributable to Common Share and Unit Holders
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,

	2015	2014	2015	2014
Net loss attributable to common shareholders	$(28,616)	$(21,747)	$(64,103)	$(47,673)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,123	3,583	10,853	11,438
Depreciation and amortization	67,800	44,855	180,685	118,311
Less: depreciation and amortization of non-real estate assets	(1,291)	(1,198)	(5,518)	(3,316)
Less: outside interest in depreciation of partially owned properties	(291)	(504)	(879)	(1,222)
FFO attributable to common share and unit holders	$40,725	$24,989	$121,038	$77,538
Adjustments:
Acquisition fees and costs expensed	4,153	14,550	14,297	15,921
Noncash share-based compensation expense	913	751	2,343	1,895
Remeasurement of Series E units	525	(3,588)	(3,456)	4,112
Remeasurement of preferred shares	3,000	1,750	2,300	2,348
Core FFO attributable to common share and unit holders	$49,316	$38,452	$136,522	$101,814
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.15	$0.10	$0.46	$0.32
Core FFO attributable to common share and unit holders	$0.19	$0.15	$0.51	$0.42

Weighted-average FFO shares and units
Weighted-average common shares outstanding	211,414,368	202,547,677	211,460,840	191,251,638
Class A units	14,440,670	13,787,292	14,440,670	13,787,292
Series C units	31,085,974	31,085,974	31,085,974	31,085,974
Series D units	4,375,000	4,375,000	4,375,000	4,375,000
Series E units	4,375,000	4,375,000	4,375,000	4,375,000
Total weighted-average FFO shares and units	265,691,012	256,170,943	265,737,484	244,874,904

FFO attributable to common share and unit holders is a non-GAAP financial measure defined as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure calculated by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and preferred shares derivative liability to fair value.

Refer to Defined Terms for further information.

American Homes 4 Rent

Initially Leased Property NOI and Core NOI
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2015	2014	2015	2014
Initially Leased Property NOI
Rents from single-family properties	$148,815	$104,210	$407,313	$266,842
Fees from single-family properties	2,146	1,529	5,681	4,776
Tenant charge-backs	19,881	4,282	40,215	9,310
Total revenues from single-family properties	170,842	110,021	453,209	280,928

Leased property operating expenses	83,682	50,583	205,435	117,148

Initially Leased Property NOI	$87,160	$59,438	$247,774	$163,780
Initially Leased Property NOI margin	51.0%	54.0%	54.7%	58.3%

Initially Leased Property Core NOI
Rents from single-family properties	$148,815	$104,210	$407,313	$266,842
Fees from single-family properties	2,146	1,529	5,681	4,776
Bad debt expense	(2,220)	(2,044)	(5,005)	(4,429)
Core revenues from single-family properties	148,741	103,695	407,989	267,189

Leased property operating expenses	83,682	50,583	205,435	117,148
Expenses reimbursed by tenant charge-backs	(19,881)	(4,282)	(40,215)	(9,310)
Bad debt expense	(2,220)	(2,044)	(5,005)	(4,429)
Core property operating expenses	61,581	44,257	160,215	103,409

Initially Leased Property Core NOI	$87,160	$59,438	$247,774	$163,780
Initially Leased Property Core NOI margin	58.6%	57.3%	60.7%	61.3%

Initially Leased Property NOI is a supplemental non-GAAP financial measure defined as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. Initially Leased Property Core NOI is also a supplemental non-GAAP financial measure defined as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for initially leased single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Refer to Defined Terms and Reconciliation of Non-GAAP Financial Measures for further information and a reconciliation of Initially Leased Property NOI and Core NOI to net loss, determined in accordance with GAAP.

American Homes 4 Rent

Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2015	Dec 31, 2014
	(Unaudited)
Assets
Single-family properties:
Land	$1,218,547	$1,104,409
Buildings and improvements	5,401,857	4,808,706
Single-family properties held for sale	6,472	3,818
	6,626,876	5,916,933
Less: accumulated depreciation	(359,412)	(206,262)
Single-family properties, net	6,267,464	5,710,671
Cash and cash equivalents	238,417	108,787
Restricted cash	106,973	77,198
Rent and other receivables, net	17,527	11,009
Escrow deposits, prepaid expenses and other assets	118,444	118,783
Deferred costs and other intangibles, net	70,670	54,582
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,655	120,655
Total assets	$6,965,816	$6,227,351

Liabilities
Credit facility	$—	$207,000
Asset-backed securitizations	2,536,192	1,519,390
Secured note payable	50,980	51,644
Accounts payable and accrued expenses	234,651	149,706
Contingently convertible Series E units liability	68,601	72,057
Preferred shares derivative liability	60,260	57,960
Total liabilities	2,950,684	2,057,757

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	2,074	2,108
Class B common shares	6	6
Preferred shares	171	171
Additional paid-in capital	3,566,892	3,618,207
Accumulated deficit	(265,988)	(170,162)
Accumulated other comprehensive loss	(148)	(229)
Total shareholders' equity	3,303,007	3,450,101

Noncontrolling interest	712,125	719,493
Total equity	4,015,132	4,169,594

Total liabilities and equity	$6,965,816	$6,227,351

American Homes 4 Rent

Debt Summary as of September 30, 2015
(Amounts in thousands)

	Balance	% of Total	Interest Rate (1)	Years to Maturity
Floating rate debt:
Line of credit (2)	$—	0.0%	2.96%	3.0
AH4R 2014-SFR1 (3)	474,958	18.4%	1.79%	3.7
Total floating rate debt	474,958	18.4%	1.79%	3.7

Fixed rate debt:
AH4R 2014-SFR2	508,587	19.7%	4.42%	9.0
AH4R 2014-SFR3	524,429	20.3%	4.40%	9.2
AH4R 2015-SFR1 (4)	550,502	21.2%	4.14%	29.5
AH4R 2015-SFR2 (4)	477,716	18.4%	4.36%	30.0
Secured note payable	50,980	2.0%	4.06%	3.8
Total fixed rate debt	2,112,214	81.6%	4.32%	19.0

Total debt	$2,587,172	100.0%	3.85%	16.2

Note: Total interest expense for the three and nine months ended September 30, 2015, includes $2.4 million and $6.8 million of loan cost amortization, respectively. Total interest expense capitalized during the three and nine months ended September 30, 2015, was $1.2 million and $7.6 million, respectively.

Debt Maturity Schedule

Year	Floating Rate (5)	Fixed Rate	Total	% of Total
Remaining 2015	$1,203	$5,012	$6,215	0.2%
2016	4,810	21,641	26,451	1.0%
2017	4,810	21,686	26,496	1.0%
2018	4,810	21,727	26,537	1.0%
2019	459,325	68,550	527,875	20.4%
2020	—	20,714	20,714	0.8%
2021	—	20,714	20,714	0.8%
2022	—	20,714	20,714	0.8%
2023	—	20,714	20,714	0.8%
2024	—	957,420	957,420	37.0%
Thereafter (4)	—	933,322	933,322	36.2%
Total	$474,958	$2,112,214	$2,587,172	100.0%

(1)     Interest rate on floating rate debt is presented as of end of period.

(2)
Our credit facility provides for borrowing capacity of up to $800.0 million through March 2016 and bears interest at LIBOR plus 2.75% (3.125% beginning in March 2017). Any outstanding borrowings upon expiration of the credit facility period in March 2016 will become due in September 2018. Balance reflects borrowings outstanding as of end of period. Years to maturity based on final maturity date in September 2018.

(3)
AH4R 2014-SFR1 bears interest at a duration-weighted blended interest rate of LIBOR plus 1.54%, subject to a LIBOR floor of 0.25%. Years to maturity reflects a fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

(4)
AH4R 2015-SFR1 and AH4R 2015-SFR2 have maturity dates in April 2045 and October 2045, respectively, with anticipated repayment dates in April 2025 and October 2025, respectively. In the event the loans are not repaid by each respective anticipated repayment date, the interest rate on each component is increased to a rate per annum equal to the sum of 3% plus the greater of: (a) the initial interest rate and (b) a rate equal to the sum of (i) the bid side yield to maturity for the “on the run” United States Treasury note with a 10 year maturity plus the mid-market 10 year swap spread, plus (ii) the component spread for each component.

(5)
Reflects credit facility based on final maturity date of September 2018 and AH4R 2014-SFR1 based on fully extended maturity date of June 2019, which is based on an initial two-year loan term and three, 12-month extension options, at the Company’s election, provided there is no event of default and compliance with certain other terms.

American Homes 4 Rent

Capital Structure as of September 30, 2015
(Amounts in thousands, except share and per share data)

Total Capitalization

Floating rate debt		$474,958
Fixed rate debt		2,112,214
Total debt		2,587,172	35.6%

Common shares outstanding (1)	208,095,541
Operating partnership units (1)	54,276,644
Total shares and units	262,372,185

Common share price at September 30, 2015 (2)	$16.08

Market value of common shares and operating partnership units		4,218,945
Participating preferred shares (see below)		453,601
Total equity capitalization		4,672,546	64.4%

Total market capitalization		$7,259,718	100.0%

(1)	Reflects total common shares and operating partnership units outstanding as of end of period.

(2)	Based on NYSE AMH Class A common share closing price.

Participating Preferred Shares

	Initial Redemption Period (1)	Outstanding Shares	Initial Liquidation Value		Current Liquidation Value (2)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total	Per Share	Total
5.0% Series A	9/30/2017-9/30/2020	5,060,000	$ 25.00	$126,500	$ 26.75	$135,370	$1.250	$ 6,325
5.0% Series B	9/30/2017-9/30/2020	4,400,000	$ 25.00	110,000	$ 26.75	117,713	$1.250	5,500
5.5% Series C	3/31/2018-3/31/2021	7,600,000	$ 25.00	190,000	$ 26.38	200,518	$1.375	10,450
		17,060,000		$426,500		$453,601		$ 22,275

(1)
Initial redemption period reflects the timeframe during which the Company has the option to redeem the preferred shares for cash or Class A common shares, at a redemption price equal to the initial liquidation value, adjusted by an amount equal to 50% of the cumulative change in value of an index based on the purchase prices of single-family properties located in our top 20 markets (the “HPA adjustment”), subject to a cap, such that the total internal rate of return, when considering the initial liquidation value, the HPA adjustment and the dividends up to, but excluding, the date of redemption, will not exceed 9.0%. If not redeemed by the end of the initial redemption period, the initial liquidation value will be adjusted by the HPA adjustment as of the end of the initial redemption period and the cumulative annual cash dividend rate will be prospectively increased to 10% of the adjusted liquidation value. Any time after the end of the initial liquidation period, the Company has the option to redeem the preferred shares for cash or Class A common shares, at a redemption price equal to the adjusted liquidation value.

(2)
Current liquidation value reflects initial liquidation value, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons

	For the Three Months Ended Sep 30,
(In thousands, except property and per property data)	2015	2014	% Change
Number of Same-Home properties	20,963	20,963
Leased percentage as of period end	95.2%	93.5%
Occupancy percentage as of period end	94.3%	92.5%
Average leased percentage	95.6%	93.9%
Average occupancy percentage	94.6%	93.1%
Average scheduled monthly rent (1)	$1,438	$1,407

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$84,612	$81,292	4.1%
Fees from single-family properties	1,206	754	59.9%
Bad debt	(1,301)	(1,677)	(22.4%)
Core revenues from Same-Home properties	84,517	80,369	5.2%

Property tax	14,649	13,721	6.8%
HOA fees, net of tenant charge-backs	1,828	1,739	5.1%
R&M and turnover costs, net of tenant charge-backs	9,724	10,936	(11.1%)
Insurance	1,127	1,437	(21.6%)
Property management	7,550	7,698	(1.9%)
Core property operating expenses from Same-Home properties	34,878	35,531	(1.8%)

Core net operating income from Same-Home properties	$49,639	$44,838	10.7%
Core net operating income from Same-Home properties margin	58.7%	55.8%

	For the Three Months Ended Sep 30,
(In thousands, except per property data)	2015	2014
Capital expenditures	$5,097	$6,760
Average quarterly capital expenditures per property	$243	$322

	Number of Properties (2)	Gross Book Value per Property	% of Q3 15 NOI	Average Occupancy Percentage			Average Scheduled Monthly Rent (1)
				QTD 15	QTD 14	Change	Sep 30, 2015	Sep 30, 2014	% Change
Dallas-Fort Worth, TX	1,917	$163,385	9.3%	96.5%	95.9%	0.6%	$1,544	$1,494	3.4%
Indianapolis, IN	1,835	150,395	6.8%	91.6%	89.3%	2.3%	1,285	1,254	2.5%
Atlanta, GA	1,307	171,146	6.1%	95.1%	94.9%	0.2%	1,394	1,350	3.3%
Greater Chicago area, IL and IN	1,171	172,808	3.8%	92.7%	92.5%	0.2%	1,656	1,634	1.3%
Cincinnati, OH	1,036	176,552	5.7%	93.6%	87.8%	5.8%	1,451	1,430	1.4%
Charlotte, NC	1,030	173,955	5.4%	96.4%	96.0%	0.4%	1,388	1,354	2.5%
Houston, TX	1,024	184,414	3.8%	93.5%	94.6%	(1.1%)	1,625	1,578	3.0%
Nashville, TN	954	206,518	6.0%	94.1%	94.8%	(0.7%)	1,570	1,520	3.3%
Phoenix, AZ	931	156,000	4.2%	96.3%	91.5%	4.8%	1,164	1,134	2.6%
Jacksonville, FL	859	151,120	3.4%	93.2%	90.6%	2.6%	1,324	1,302	1.7%
All Other (3)	8,899	180,997	45.5%	95.0%	93.3%	1.7%	1,434	1,407	1.9%
Total / Average	20,963	$174,065	100.0%	94.6%	93.1%	1.5%	$1,438	$1,407	2.2%

(1)	Average scheduled monthly rent as of end of period.

(2)
For all periods presented, market concentrations reflect the second quarter 2015 reclassification of 17 Same-Home properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market.

(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Same-Home Results – Year-to-Date Comparisons

	For the Nine Months Ended Sep 30,
(In thousands, except property and per property data)	2015	2014	% Change
Number of Same-Home properties	13,440	13,440
Leased percentage as of period end	94.8%	92.0%
Occupancy percentage as of period end	93.8%	90.7%
Average leased percentage	94.7%	93.8%
Average occupancy percentage	93.4%	92.9%
Average scheduled monthly rent (1)	$1,435	$1,409

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$160,154	$154,267	3.8%
Fees from single-family properties	2,083	1,458	42.9%
Bad debt	(1,887)	(2,894)	(34.8%)
Core revenues from Same-Home properties	160,350	152,831	4.9%

Property tax	27,607	25,699	7.4%
HOA fees, net of tenant charge-backs	3,757	3,503	7.3%
R&M and turnover costs, net of tenant charge-backs	15,809	16,638	(5.0%)
Insurance	2,371	2,908	(18.5%)
Property management	14,083	13,779	2.2%
Core property operating expenses from Same-Home properties	63,627	62,527	1.8%

Core net operating income from Same-Home properties	$96,723	$90,304	7.1%
Core net operating income from Same-Home properties margin	60.3%	59.1%

	For the Nine Months Ended Sep 30,
(In thousands, except per property data)	2015	2014
Capital expenditures	$10,942	$11,098
Average capital expenditures per property	$814	$826

	Number of Properties (2)	Gross Book Value per Property	% of YTD 15 NOI	Average Occupancy Percentage			Average Scheduled Monthly Rent (1)
				YTD 15	YTD 14	Change	Sep 30, 2015	Sep 30, 2014	% Change
Indianapolis, IN	1,216	$149,921	7.0%	90.3%	92.2%	(1.9%)	$ 1,268	$ 1,245	1.9%
Dallas-Fort Worth, TX	1,144	167,009	8.9%	94.9%	94.4%	0.5%	1,553	1,508	3.0%
Atlanta, GA	993	173,778	7.4%	94.8%	94.3%	0.5%	1,407	1,369	2.8%
Phoenix, AZ	806	153,155	5.3%	94.4%	91.0%	3.4%	1,159	1,129	2.7%
Nashville, TN	719	207,485	7.2%	93.4%	94.8%	(1.4%)	1,578	1,527	3.4%
Charlotte, NC	677	174,292	5.6%	94.1%	95.5%	(1.4%)	1,386	1,358	2.1%
Cincinnati, OH	663	176,988	5.1%	92.0%	90.3%	1.7%	1,449	1,434	1.0%
Tampa, FL	664	200,254	4.6%	94.4%	90.6%	3.8%	1,599	1,579	1.3%
Jacksonville, FL	631	155,678	4.1%	93.0%	90.7%	2.3%	1,350	1,326	1.8%
Houston, TX	620	188,430	4.1%	92.1%	93.8%	(1.7%)	1,612	1,577	2.2%
All Other (3)	5,307	179,344	40.7%	93.6%	93.0%	0.6%	1,450	1,430	1.4%
Total / Average	13,440	$175,126	100.0%	93.4%	92.9%	0.5%	$ 1,435	$ 1,409	1.8%

(1)	Average scheduled monthly rent as of end of period.

(2)
For all periods presented, market concentrations reflect the second quarter 2015 reclassification of 17 Same-Home properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market, which is presented in All Other.

(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Top 20 Markets Summary as of September 30, 2015
Property Information

Market	Number of Properties	Percentage of Total Properties	Gross Book Value ($ Millions)	Gross Book Value per Property	Average Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	3,150	8.2%	$ 504.3	$ 160,104	2,129	11.9
Indianapolis, IN (1)	2,775	7.2%	422.2	152,157	1,942	13.0
Atlanta, GA	2,688	7.0%	437.1	162,614	2,096	14.7
Charlotte, NC	2,274	5.9%	395.2	173,797	2,006	12.5
Greater Chicago area, IL and IN (1)	2,064	5.4%	369.1	178,846	1,896	14.1
Houston, TX	2,021	5.3%	349.8	173,093	2,219	11.1
Cincinnati, OH	1,871	4.9%	321.3	171,739	1,846	13.5
Tampa, FL	1,558	4.1%	293.4	188,305	1,974	11.8
Jacksonville, FL	1,546	4.0%	234.9	151,931	1,909	11.7
Nashville, TN	1,498	3.9%	311.8	208,152	2,209	11.2
Raleigh, NC	1,454	3.8%	262.5	180,514	1,882	11.4
Phoenix, AZ	1,609	4.2%	259.9	161,537	1,830	12.8
Columbus, OH	1,446	3.8%	221.7	153,313	1,830	14.2
Salt Lake City, UT	1,049	2.7%	230.5	219,752	2,132	14.4
Orlando, FL	1,153	3.0%	193.3	167,619	1,875	13.9
Las Vegas, NV	963	2.5%	168.5	174,971	1,855	12.9
San Antonio, TX	895	2.3%	136.2	152,131	1,989	13.9
Denver, CO	683	1.8%	185.2	271,123	2,145	15.7
Austin, TX	676	1.8%	101.2	149,712	1,842	11.4
Greenville, SC	620	1.6%	105.7	170,436	1,934	12.2
All Other (2)	6,384	16.6%	1,123.1	175,919	1,836	12.2
Total / Average	38,377	100.0%	$6,626.9	$172,678	1,965	12.7
Leasing Information

	Total Portfolio			Stabilized Properties
Market	Leased Percentage	Occupancy Percentage	Avg. Scheduled Monthly Rent Per Property	Leased Percentage	Occupancy Percentage	Total Stabilized Properties
Dallas-Fort Worth, TX	94.4%	93.4%	$ 1,531	96.8%	95.8%	3,037
Indianapolis, IN (1)	92.7%	91.3%	1,306	94.1%	92.7%	2,724
Atlanta, GA	88.7%	87.6%	1,345	96.0%	94.9%	2,449
Charlotte, NC	93.7%	93.3%	1,393	96.4%	96.0%	2,196
Greater Chicago area, IL and IN (1)	92.4%	91.7%	1,693	93.8%	93.0%	2,011
Houston, TX	92.1%	90.4%	1,610	94.8%	93.0%	1,915
Cincinnati, OH	92.1%	91.2%	1,442	93.8%	92.9%	1,822
Tampa, FL	93.3%	91.6%	1,542	95.1%	93.4%	1,514
Jacksonville, FL	90.5%	88.9%	1,327	95.0%	93.2%	1,451
Nashville, TN	91.9%	90.9%	1,592	95.2%	94.1%	1,425
Raleigh, NC	94.5%	93.7%	1,379	95.7%	94.9%	1,431
Phoenix, AZ	95.6%	94.1%	1,135	95.6%	94.1%	1,596
Columbus, OH	92.0%	90.8%	1,416	96.5%	95.2%	1,354
Salt Lake City, UT	96.6%	95.7%	1,479	96.7%	95.8%	1,047
Orlando, FL	89.3%	88.6%	1,411	95.5%	94.7%	1,068
Las Vegas, NV	96.3%	95.3%	1,324	97.3%	96.5%	917
San Antonio, TX	90.1%	89.8%	1,379	93.9%	93.7%	853
Denver, CO	94.9%	94.0%	1,902	97.4%	96.5%	661
Austin, TX	95.1%	94.7%	1,365	95.9%	95.5%	662
Greenville, SC	93.4%	93.1%	1,426	95.7%	95.3%	600
All Other (2)	93.1%	92.3%	1,398	95.0%	94.1%	6,201
Total / Average	92.8%	91.8%	$1,436	95.4%	94.3%	36,934

(1)	Reflects the second quarter 2015 reclassification of 36 properties from the Indianapolis, IN market to the Greater Chicago area, IL and IN market.

(2)	Represents 21 markets in 15 states.

American Homes 4 Rent

Leasing Performance

Renewal / Retention Rates

	Lease	Expiration Outcome		Early	Renewal	Retention
	Expirations (1)	Renewed (2)	Move-out	Terminations (3)	Rate	Rate
Q3 2015	7,235	5,385	1,850	922	74.4%	66.0%

(1)	Reflects total non-month-to-month leases scheduled to expire during the quarter ended September 30, 2015.

(2)	Represents total renewed leases (including both non-month-to-month and month-to-month renewals) during the quarter ended September 30, 2015.

(3)	Includes non-month-to-month tenant move-outs during the quarter ended September 30, 2015, in advance of contractual expiration scheduled after September 30, 2015.

Scheduled Lease Expirations

	MTM	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Thereafter
Lease expirations	1,552	5,668	7,972	11,092	8,776	557

Renewal / Re-Lease Spreads

	Renewals		Re-Leases
Market	Number of Leases	Avg Change in Rent (1)	Number of Leases	Avg Change in Rent (2)
Dallas-Fort Worth, TX	289	3.3%	272	6.3%
Indianapolis, IN	343	2.9%	327	4.4%
Atlanta, GA	234	3.5%	217	8.2%
Charlotte, NC	292	3.7%	232	5.0%
Greater Chicago area, IL and IN	238	2.8%	174	4.0%
Houston, TX	171	3.3%	161	5.5%
Cincinnati, OH	267	3.2%	180	4.5%
Tampa, FL	183	3.5%	183	4.1%
Jacksonville, FL	180	2.9%	134	5.5%
Nashville, TN	188	2.9%	145	5.3%
All Other (3)	1,800	3.5%	1,532	4.7%
Total	4,185	3.3%	3,557	5.0%

(1)	Represents average percentage change in rent on non-month-to-month lease renewals during the quarter ended September 30, 2015.

(2)
Reflects average percentage change in annual rent on properties re-leased during the quarter ended September 30, 2015, compared to annual rent of the previous expired lease for each individual property.

(3)	Represents 31 markets in 19 states.

American Homes 4 Rent

Acquisition, Renovation and Initial Leasing Rates

(1)
“Rent Ready” includes properties for which initial construction has been completed during each quarter. Q3 2014 includes 1,338 renovated properties acquired as part of the Beazer Rental Homes portfolio. Q4 2014 includes 896 renovated properties acquired as part of the Ellington Housing Single-Family portfolio. Q2 2015 includes 268 properties acquired as part of bulk acquisitions.

(2)
“Leases Signed” includes the number of initial leases signed each quarter (includes Pre-Existing Leases). Q3 2014 includes 1,236 leased properties acquired as part of the Beazer Rental Homes portfolio. Q4 2014 includes 880 leased properties acquired as part of the Ellington Housing Single-Family portfolio. Q2 2015 includes 241 properties acquired as part of bulk acquisitions.

American Homes 4 Rent

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)											HPA Index Change
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Dec 31, 2014	Mar 31, 2015	Jun 30, 2015
Market
Dallas-Fort Worth, TX (2)	100.0	100.7	105.5	107.1	108.3	109.6	113.1	115.7	115.1	119.8	124.7	24.7%
Indianapolis, IN	100.0	104.4	107.4	109.6	106.8	109.3	112.1	112.4	112.3	113.9	116.4	16.4%
Atlanta, GA	100.0	103.2	110.0	113.4	114.2	119.1	121.7	121.5	122.6	124.6	131.5	31.5%
Charlotte, NC	100.0	104.6	109.5	112.1	113.8	109.5	116.6	116.2	118.6	119.9	126.2	26.2%
Greater Chicago area, IL and IN	100.0	101.6	109.8	110.8	111.1	109.0	115.1	116.5	115.1	113.9	119.8	19.8%
Houston, TX	100.0	101.3	105.8	108.0	110.7	113.9	116.8	120.3	122.8	122.8	126.2	26.2%
Cincinnati, OH	100.0	99.9	105.6	107.4	105.0	106.2	111.0	112.1	111.2	110.4	113.4	13.4%
Tampa, FL	100.0	101.7	109.8	111.7	113.0	113.5	115.4	119.4	121.1	123.3	127.1	27.1%
Jacksonville, FL	100.0	107.8	109.4	112.6	113.8	110.6	116.9	123.2	121.1	120.6	129.0	29.0%
Nashville, TN	100.0	101.9	108.1	108.1	111.1	110.7	116.1	118.5	117.8	120.6	126.3	26.3%
Raleigh, NC	100.0	101.9	106.0	107.2	107.0	107.8	112.5	111.3	112.4	114.3	117.2	17.2%
Phoenix, AZ	100.0	103.2	111.7	115.8	117.9	118.8	122.0	121.5	123.4	125.9	129.1	29.1%
Columbus, OH	100.0	102.4	107.5	111.0	108.9	110.7	115.2	114.6	114.4	117.1	120.7	20.7%
Salt Lake City, UT	100.0	104.5	108.7	110.0	109.2	110.9	115.6	114.8	114.4	117.3	120.3	20.3%
Orlando, FL	100.0	100.8	108.3	110.9	110.0	113.3	116.2	117.9	122.1	123.4	127.9	27.9%
Las Vegas, NV	100.0	103.0	112.8	121.3	124.7	130.9	132.6	138.2	141.1	141.6	142.0	42.0%
San Antonio, TX	100.0	99.2	99.8	100.9	100.6	104.3	106.2	107.6	107.7	112.7	117.2	17.2%
Denver, CO	100.0	100.8	107.3	109.2	111.1	113.8	118.6	118.8	121.5	128.1	133.9	33.9%
Austin, TX	100.0	101.7	108.7	111.0	110.2	115.0	120.7	121.4	122.2	127.4	133.6	33.6%
Greenville, SC	100.0	98.3	106.9	109.8	104.1	104.8	111.3	114.5	111.2	115.4	118.0	18.0%
Average												25.0%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2015. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

American Homes 4 Rent

Defined Terms

Equity Capitalization
Equity capitalization includes market value of all common shares and operating partnership units (based on NYSE AMH Class A common share closing price at end of respective period) and current liquidation value of preferred shares at end of respective period.

FFO / Core FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and preferred shares derivative liability to fair value.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO attributable to common share and unit holders are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to FFO and Core FFO attributable to common share and unit holders for a reconciliation of these metrics to net loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares
FFO shares includes weighted-average common shares outstanding and assumes full conversion of all operating partnership units outstanding, at end of respective period.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Market Capitalization
Market capitalization includes equity capitalization, principal balances on asset-backed securitizations and secured note payable and borrowings outstanding under our credit facility at end of respective period.

American Homes 4 Rent

Defined Terms (continued)

Initially Leased Property NOI and Core NOI
Initially Leased Property NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. Initially Leased Property Core NOI is also a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for initially leased single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense.

Initially Leased Property NOI and Core NOI also exclude remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other, and other revenues.

We consider Initially Leased Property NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. Additionally, we believe Initially Leased Property Core NOI is helpful to our investors as it better reflects the operating margin performance of our leased single-family properties and excludes the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Initially Leased Property NOI and Core NOI should be considered only as supplements to net loss as measures of our performance. Initially Leased Property NOI and Core NOI should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Initially Leased Property NOI and Core NOI also should not be used as substitutes for net loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Reconciliation of Non-GAAP Financial Measures for a reconciliation of Initially Leased Property NOI and Core NOI to net loss, determined in accordance with GAAP.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Re-Lease Spread
Re-Lease spreads are calculated as the percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Renewal Rate
Renewal rate is calculated as the number of renewed leases in a given period divided by total number of lease expirations during the same period.

Renewal Spread
Renewal spreads are calculated as the percentage change in rent on non-month-to-month lease renewals during the period.

Retention Rate
Retention rate is calculated as the number of renewed leases in a given period divided by the sum of total lease expirations and early terminations during the same period.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale.

Stabilized Property
A property is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days.

American Homes 4 Rent

Reconciliation of Non-GAAP Financial Measures

The following is a reconciliation of net loss, determined in accordance with GAAP, to Initially Leased Property NOI and Core NOI for the three and nine months ended September 30, 2015 and 2014 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2015	2014	2015	2014
Net loss	$(19,938)	$(12,796)	$(36,601)	$(23,100)
Remeasurement of preferred shares	3,000	1,750	2,300	2,348
Remeasurement of Series E units	525	(3,588)	(3,456)	4,112
Depreciation and amortization	67,800	44,855	180,685	118,311
Acquisition fees and costs expensed	4,153	14,550	14,297	15,921
Noncash share-based compensation expense	913	751	2,343	1,895
Interest expense	23,866	5,112	61,539	10,502
General and administrative expense	6,090	5,291	18,497	16,068
Property operating expenses for vacant single-family properties and other	2,522	3,885	12,950	18,770
Other revenues	(1,771)	(372)	(4,780)	(1,047)
Initially Leased Property NOI	87,160	59,438	247,774	163,780
Tenant charge-backs	19,881	4,282	40,215	9,310
Expenses reimbursed by tenant charge-backs	(19,881)	(4,282)	(40,215)	(9,310)
Bad debt expense excluded from operating expenses	2,220	2,044	5,005	4,429
Bad debt expense included in revenues	(2,220)	(2,044)	(5,005)	(4,429)
Initially Leased Property Core NOI	$87,160	$59,438	$247,774	$163,780

American Homes 4 Rent

Corporate Information	Executive Management
American Homes 4 Rent	David P. Singelyn
30601 Agoura Road, Suite 200	Chief Executive Officer
Agoura Hills, CA 91301
Phone: (805) 413-5300	Jack Corrigan
Website: www.americanhomes4rent.com	Chief Operating Officer

Investor Relations	Diana M. Laing
Phone: (855) 794-AH4R (2447)	Chief Financial Officer
Email: investors@ah4r.com

Research Coverage

Bank of America / Merrill Lynch	Jana Galan	jana.galan@baml.com	(646) 855-3081
FBR Capital Markets & Co	Patrick Kealey	pkealey@fbr.com	(703) 312-9656
GS Global Investment Research	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
JP Morgan Securities	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Keefe, Bruyette & Woods, Inc.	Jade Rahmani	jrahmani@kbw.com	(212) 887-3882
Morgan Stanley	Haendel St Juste	haendel.stjuste@morganstanely.com	(212) 761-0071
Raymond James & Associates, Inc.	Buck Horne	buck.horne@raymondjames.com	(727) 567-2561
Susquehanna Financial Group	Jack Micenko	jack.micenko@sig.com	(212) 514-4892
Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
Zelman & Associates	Dan Oppenheim	dan@zelmanassociates.com	(212) 993-5830